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             SECOND AMENDMENT TO SAVINGS AND PROFIT SHARING PLAN FOR
            EMPLOYEES OF FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC.
               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1991)

     The Savings and Profit Sharing Plan for Employees of First Interstate BancSystem of Montana, Inc. (As Amended and Restated Effective January 1, 1991) (the "Plan") is hereby amended as follows, effective January 1, 1996:

                                    ARTICLE 1

     Section 7.1 of the Plan is amended to read in its entirety as follows:

          7.1  INVESTMENT OF ACCOUNTS

          At the times and in the manner provided in section 7.3, each Member may elect to have his Account, other than the portion thereof which is invested in Company stock, be invested in any one or more of the Investment Funds, either by electing one of the model portfolios, if any, offered by the Committee pursuant to section 7.2, or by self-directing the specific percentages of the Account to be invested in each Investment Fund. Self-directed investment of the Account in one or more Investment Funds shall be in such increments as may be permitted by the Committee on a uniform and nondiscriminatory basis. The Member's election shall apply to the investment of his Account, if any, existing at the time of such election, other than the portion thereof which is invested in Company stock, and to future After-Tax, Before-Tax, Employer Profit Sharing, and Matching Contributions made on his behalf, until the Member changes his election as provided in section 7.3. A Member may direct the investment of a portion of his Account in Company stock only through an investment transfer governed by Article VIII.

                                    ARTICLE 2

     Section 7.2 of the Plan is amended to read in its entirety as follows:

          7.2  MODEL PORTFOLIOS

          The Committee may from time to time establish one or more model portfolios each of which is offered to


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          Members as a specific investment option.  Each model portfolio shall consist of a mix, in specified percentages, of some or all of the Investment Funds, not including the stock fund described in Article
          VIII. If a Member chooses to invest his Account in a model portfolio, the Member shall be deemed to have instructed the Committee to direct the investment of his Account, other than any portion thereof invested in Company stock, and any future After-Tax, Before-Tax, Employer Profit Sharing, and Matching Contributions made on his behalf, in the specific Investment Funds and in the respective percentages designated for that model portfolio, and to rebalance his Account according to the same percentages from time to time under rules established by the Committee for periodic rebalancing of model portfolio Accounts, until the member changes his election pursuant to section 7.3.

                                    ARTICLE 3

     The following sentence is added at the end of Section 8.2 of the Plan:

          The Committee may limit the class of Members who shall be eligible to request the purchase of Company stock at the time of any offering thereof, to those who are active Participants in the Plan.

                                    ARTICLE 4

     Except as modified herein, all provisions of the Plan shall remain in full force and effect.

     DATED this 18th day of July, 1996.


                                        FIRST INTERSTATE BANCSYSTEM OF MONTANA,
                                          INC.


                                        By: /s/ Robert A. Jones
                                            ------------------------------------
                                            Its Senior Vice President
                                                --------------------------------


                                                            "Employer"


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